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                   PHOTON DYNAMICS Zeus Technology Agreement
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1.   Signatures on this document validate a Sales Agreement between Zeus
     Technology and Photon dynamics Inc. beginning June 3, 1998 and ending September 30, 1999. Photon Dynamics can terminate this agreement with a 30 day written notice to Zeus Technology at any time.

2. If Zeus Technology reaches FY99 revenue goal of $15,000,000, Photon Dynamics will renew this agreement through FY00.

3. Commission payments will be made as follows: 40% paid on booking, 40% paid on delivery, 20% paid after final customer site ATP signoff. If final customer site ATP goes beyond six months from installation, Photon Dynamics will make 10% payment to Zeus during seventh month if delay is beyond Zeus Technology control.

4. The following table represents sales quotas and commissions paid to Zeus Technology for meeting said quotas. A commission rate of 3.5% will be paid up to the booking of $10,000,000 in revenue. Once $10,000,000 in product revenue is achieved in the same fiscal year the commission rate will adjust to 4.0% and be paid retroactive on the entire $10,000,000. This (4.0%) rate will be paid up to $15,000,000 in product revenue during the same fiscal year. Once $15,000,000 in product revenue is achieved in the same fiscal year, the sommission rate will adjust to 4.5% and be paid retroactive on the entire $15,000,000. Please refer to the attached C.J. Meurell's letter reguarding definition of product revenue.

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                          FY98           FY99          FY99              FY99
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
        Sales Quota    $5,000,000     $5,000,000   $10,000,000       $15,000,000
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        Rate              3.5%           3.5%          4.0%              4.5%
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        Commission      $175,000       $175,000     $400,000           $675,000
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

5. A total special bonus of $15,000 will be paid to Zeus Technology for booking Array Checker test system and Array Saver together to any Taiwan customer during FY99.

6. A total special bonus of $10,000 will be paid to Zeus Technology for booking Array Checker test system to any Taiwan customer during FY99. (including IPT product Swap).

7. A total special bonus of $5,000 will be paid to Zeus Technology for booking Array Saver product to any Taiwan customer in FY99.

8. A total special bonus of $10,000 will be paid to Zeus Technology for booking Loader and Unloader system to any Taiwan customer FY99. (Including Rise Vise Inc).

9. A special spares price list will be provided to Zeus Technology, for resale of spares (not including modulators) to Taiwan customers. Zeus will be allowed to keep all monies for spares sold above this minimum target sales price. There will be no commission paid to Zeus on sales of spares.



/s/ Steve Song    12/24/98 Date:  /s/ Elos Lin          Date: 12/24/98.
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Steve Song/Vice President, Sales  Elos Lin/Vice-President of Sales and Marketing
Photon Dynamics Inc.              Zeus Technology Corp.


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